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                                                                     EXHIBIT 5.1

November 24, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Vista Information Solutions, Inc.
               Registration Statement on Form S-3

Ladies and Gentlemen:

     As legal counsel for Vista Information Solutions, Inc., a Minnesota corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 5,756,538 shares (the "Shares") of Common Stock, par value $.0l per share, of the Company (the "Common Stock").

     We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. As to provisions of Minnesota law, we have based this opinion solely on unofficial compilations of corporate statutes. We have also relied upon written and oral representations of the Company and its officers. In such examination, review and reliance, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 5,756,538 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the selling shareholders are duly authorized shares of Common Stock and are validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. This opinion is to be used only while the Registration Statement is in effect.

                                   Respectfully submitted,



                                   GRAY CARY WARE & FREIDENRICH
                                   A Professional Corporation


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